Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78423; 333-78421; 333-48857; 333-85390; 333-116487; and 333-137241) of ABM Industries Incorporated of our report dated July 6, 2007 relating to the consolidated financial statements of OneSource Services Inc., which appears in the Current Report on Form 8-K/A of ABM Industries Incorporated dated January 28, 2008.
PricewaterhouseCoopers LLP
London, United Kingdom
January 28, 2008